Exhibit 99.1

Media Contact	Investor Relations Contact
Mary Jo Rose	Mike Magaro
925-452-3252	925-452-3120
mrose@taleo.com	mmagaro@taleo.com

Taleo Announces Record Quarterly Revenues of $71.5 million, up 30% Year-Over-

Year; Subscription Revenue Growth of 23% to $58.4 million

•	Record Quarterly Non-GAAP Revenue of $74.3 million, up 35% Year-Over-Year;

•	Non-GAAP subscription revenue of $60.1 million, up 26% Year-Over-Year;

•	Current deferred revenue rose to a record $105.0 million, up 34% Year-Over-Year;

•	Added over 240 new customers with 8 transactions of $250,000 or greater;

Dublin, Calif. – May 5, 2011 – Taleo Corporation (NASDAQ: TLEO), the leading provider of on-demand Talent Management solutions, today announced record-setting results for its fiscal first quarter 2011.

“Our results consistently demonstrate what our customers already know – we’re redefining the talent management market and how businesses leverage their largest asset, their people,” said Michael Gregoire, Taleo’s Chairman and CEO. “Our momentum is based on a keen understanding of our customers – from the small, emerging business to the global corporation. We’re innovating, executing and, where necessary, acquiring to make sure we have the broadest, most comprehensive platform in the market. Our undisputed leadership in talent management and the rapid growth of our customer base are testaments to the success of our strategy.”

Taleo delivered the following results for the first quarter 2011:

First Quarter Revenue: Total revenue for the first quarter was $71.5 million, an increase of 30% on a year-over-year basis. Subscription revenue for the first quarter was $58.4 million, an increase of 23% on a year-over-year basis. Professional services revenue for the first quarter was $13.1 million, an increase of 75% on a year-over-year basis.

Total first quarter non-GAAP revenue was $74.3 million, an increase of 35% on a year-over-year basis. Non-GAAP subscription revenue for the first quarter was $60.1 million, an increase of 26% on a year-over-year basis. Non-GAAP professional services revenues for the first quarter was $14.2 million, an increase of 90% on a year-over-year basis.

First Quarter Earnings / (Loss) per Share: First quarter net loss per share was $(0.05), compared to net income per fully diluted share of $0.02 a year ago.

Non-GAAP net income per fully diluted share was $0.23, compared to non-GAAP net income per fully diluted share of $0.16 a year ago.

An explanation of the non-GAAP measures used in this press release is included in the section below titled “Non-GAAP Financial Measures” and a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Customers: In the first quarter, over 240 new businesses chose Taleo’s Talent Management solutions for recruiting, performance, learning and/or compensation management, including: Caterpillar, Inc., Phillips International, IDEX Laboratories, Fairmont Raffles Hotels, Motorola Mobility and Bentley Systems, Inc. A first quarter record 8 new contracts were of $250,000 or larger in first year subscription revenue, underscoring the market interest in larger, global deployments and in multiple component suite solutions.

Cash: Cash generated from operations for the first quarter was $15.6 million, up 36% year-over year. Total cash and cash equivalents finished the quarter at $145.8 million, a decrease of $90.9 million from the prior year, which includes approximately $135.5 million in net outflow from the company’s acquisitions of Learn.com and Cytiva.

Quarterly Conference Call

Taleo will host a conference call to discuss its first quarter 2011 results at 1:30 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.taleo.com/ir. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight PT on May 10, 2011 at http://ir.taleo.com/events.cfm, or via dial-in at 800-642-1687 or 706-645-9291. The pass code for the replay is 55412677.

About Taleo

Taleo’s (NASDAQ: TLEO) cloud-based talent management platform unites products and an ecosystem to drive business performance through talent intelligence. Approximately 5,000 customers use Taleo for talent acquisition, performance and compensation management, including 47 of the Fortune 100. Further, Taleo’s Talent Grid cloud community harnesses the expertise of Taleo customers, more than 200 million candidates to date, and 140 partners and industry experts.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Taleo’s future financial performance, market growth, the demand for and benefits from the use of Taleo’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Further information on potential factors that could affect actual results is included in Part I, Item 1A of Taleo’s Annual Report on Form 10K, as filed with the SEC on February 28, 2011, and in other reports filed by Taleo with the SEC.

Non-GAAP Financial Measures

Taleo has provided in this release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. This information includes non-GAAP revenue and non-GAAP earnings per share. Taleo uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Taleo’s ongoing operational performance. Taleo believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Taleo’s industry, many of which present similar non-GAAP financial measures to investors. The non-GAAP measures include amounts excluded from GAAP revenue due to the write down of the deferred revenue associated with purchase accounting for the Worldwide Compensation and Learn.com acquisitions, and exclude costs associated with acquisition-related transaction costs, stock-based compensation expense, amortization of acquisition-related intangibles, the gain on re-measurement of a previously held interest in Worldwide Compensation, and income taxes associated with certain non-GAAP adjustments. First quarter loss per share calculations are based on 40.6 million basic weighted average shares outstanding, while first quarter non-GAAP EPS calculations are based on 43.8 million fully diluted weighted average shares outstanding. The fully diluted weighted average shares outstanding used to compute non-GAAP earnings per share have been calculated without giving consideration to the treasury stock method.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

A historical reconciliation of GAAP to non-GAAP financial measures for past periods can be located on the investor relations section of www.taleo.com.

Taleo Corporation

Condensed Consolidated Statements of Operations

(All amounts in thousands except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenue:
Subscription and support	$58,390	$47,564
Professional services	13,107	7,482

Total revenue	71,497	55,046

Cost of revenue (Note 1):
Subscription and support	12,547	10,362
Amortization of acquisition-related intangibles	1,499	951

Total cost of subscription and support revenue	14,046	11,313
Professional services	10,236	6,485

Total cost of revenue	24,282	17,798

Gross profit	47,215	37,248

Operating expenses (Note 1):
Sales and marketing	20,709	14,937
Sales - amortization of acquisition-related intangibles	2,777	2,123
Research and development	13,807	10,054
General and administrative	12,129	10,298

Total operating expenses	49,422	37,412

Loss from operations	(2,207)	(164)

Other income (expense):
Interest income	86	127
Interest expense	(26)	(34)
Gain on remeasurement of previously held interest in Worldwide Compensation, Inc.	—	885

Total other income (expense), net	60	978

Income (loss) before provision for (benefit from) income taxes	(2,147)	814
Provision for (benefit from) income taxes	23	(4)

Income (loss) attributable to Class A common stockholders	$(2,170)	$818

Income (loss) per share attributable to Class A common stockholders - basic	$(0.05)	$0.02

Income (loss) per share attributable to Class A common stockholders - diluted	$(0.05)	$0.02

Weighted average Class A common shares - basic	40,602	39,156

Weighted average Class A common shares - diluted	40,602	40,338

NOTES

1. Includes stock-based compensation expense
Subscription and support cost of revenue	$221	$176
Professional services cost of revenue	$524	362

Cost of revenue subtotal	745	538

Sales and marketing operating expense	$1,161	884
Research and development operating expense	$786	464
General and administrative operating expense	$1,401	1,291

Operating expense subtotal	3,348	2,639

Total stock-based compensation expense	$4,093	$3,177

Taleo Corporation

Condensed Consolidated Statements of Operations (continued)

(All amounts in thousands except per share data)

(Unaudited)

Reconciliation of GAAP net income (loss) to non-GAAP net income:

	Three Months Ended
	March 31,
	2011	2010
GAAP net income (loss) reported above	$(2,170)	$818
Add back:
Revenue
Non-GAAP subscription and support revenue	1,664	153
Non-GAAP professional services revenue	1,098	—

Total Non-GAAP revenue	2,762	153
Expenses
Acquisition-related transaction costs	1,547	539
Stock-based compensation expense	4,093	3,177
Amortization of acquisition-related intangibles	4,276	3,074

	9,916	6,790
Other income (expense)
Gain on remeasurement of previously held interest in Worldwide Compensation, Inc.	—	(885)

	—	(885)

Income taxes
Income taxes associated with certain non-GAAP adjustments	(528)	—

Non-GAAP net income	$9,980	$6,876

Non-GAAP net income per share
Basic	$0.25	$0.18

Diluted	$0.23	$0.16

Reconciliation of basic and fully diluted share count:

Basic	40,602	39,156

Add:
Weighted Average options and unreleased restricted stock, without consideration for the treasury stock method	3,178	3,242

Diluted	43,780	42,398

Taleo Corporation

Condensed Consolidated Balance Sheets

(All amounts in thousands)

(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$145,781	$141,588
Accounts receivable, net	60,606	58,120
Prepaid expenses and other current assets	17,970	18,065
Investment credits receivable	6,206	6,034

Total current assets	230,563	223,807
Property and equipment, net	24,436	26,552
Restricted cash	11,553	218
Goodwill	206,418	206,418
Other intangibles, net	55,311	59,478
Other assets	7,237	7,363

Total assets	$535,518	$523,836

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$37,240	$36,377
Deferred revenue - subscription and support and customer deposits	86,524	79,704
Deferred revenue - professional services	18,523	19,692
Capital lease obligations, short-term	86	105

Total current liabilities	142,373	135,878
Long-term deferred revenue - subscription and support and customer deposits	1,778	150
Long-term deferred revenue - professional services	8,491	10,006
Other liabilities	9,327	9,241
Capital lease obligations, long-term	33	46

Total liabilities	162,002	155,321

Stockholders’ equity:
Capital stock	1	1
Additional paid-in capital	450,148	442,514
Accumulated deficit	(78,779)	(76,609)
Treasury stock	(1,889)	(776)
Accumulated other comprehensive income	4,035	3,385

Total stockholders’ equity	373,516	368,515

Total liabilities and stockholders’ equity	$535,518	$523,836

Taleo Corporation

Condensed Consolidated Statements of Cash Flows

(All amounts in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$(2,170)	$818
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,925	6,321
Loss on disposal of fixed assets	—	58
Amortization of tenant inducements	(48)	(44)
Tenant inducements from landlord	—	114
Stock-based compensation expense	4,093	3,177
Excess tax benefits on the exercise of stock options	(95)	(16)
Director fees paid with stock in lieu of cash	64	60
Gain on remeasurement of previously held interest in Worldwide Compensation, Inc.	—	(885)
Bad debt provision (reduction)	50	(93)
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(2,477)	2,360
Prepaid expenses and other assets	509	(2,186)
Investment credits receivable	—	(714)
Accounts payable and accrued liabilities	2,117	2,001
Deferred revenues and customer deposits	5,599	438

Net cash provided by operating activities	15,567	11,409

Cash flows from investing activities:
Purchases of property and equipment	(2,344)	(6,482)
Change in restricted cash	(11,335)	—
Acquisition of business, net of cash acquired	—	(13,381)
Cash advance to Cytiva Software Inc.	(78)	—
Acquisition of trademark intangible	(150)	—

Net cash used in investing activities	(13,907)	(19,863)

Cash flows from financing activities:
Principal payments on capital lease obligations	(282)	(414)
Payments for expenses associated with 2009 equity offering	—	(678)
Excess tax benefits on the exercise of stock options	95	16
Treasury stock acquired to settle employees withholding liability	(1,112)	(474)
Proceeds from stock options exercised and ESPP shares	3,382	2,307

Net cash provided by financing activities	2,083	757

Effect of exchange rate changes on cash and cash equivalents	450	169

Increase (decrease) in cash and cash equivalents	4,193	(7,528)
Cash and cash equivalents:
Beginning of period	141,588	244,229

End of period	$145,781	$236,701